Exhibit 10.2

Execution Version

TERMINATION LETTER RE: LUXCO AGREEMENTS

Ascena Retail Group, Inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

Attn: Michael Veitenheimer

Alter Domus (US) LLC

225 W. Washington St., 9th Floor

Chicago, IL 60606

Attention: Legal Department and Hendrik van der Zandt

December 22, 2020

Ladies and Gentlemen:

Reference is made to that certain (i) Conditional Assignment Agreement, dated as of July 23, 2020, by and between AnnTaylor Loft GP Lux S.à r.l, a private limited liability company (société à responsabilité limitée) formed under the laws of Luxembourg, with registered office at 14, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 242.257 (“Luxco 1”), AnnTaylor Loft Borrower Lux SCS, a common limited partnership (société en commandite simple)formed under the laws of Luxembourg, with registered office at 14, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 242.419, acting through and represented by its managing general partner (associé gérant commandité), the Luxco 1 (“Luxco 2” and together with Luxco 1, the “Luxcos”) and Alter Domus (US) LLC (the “Agent” and together with the Luxcos, the “Parties” and individually a “Party”) (the “Conditional Assignment Agreement”), (ii) Springing Collateral Agreement, dated as of July 23, 2020, by and between the Parties (the “Springing Collateral Agreement”), (iii) Luxembourg law governed Pledge Agreement, dated as of July 23, 2020, by and among Luxco 1 as Pledgor, Luxco 2 as Company and Agent as Pledgee (the “Pledge Agreement”), (iv) Trademark Security Agreement, dated as of July 23, 2020, by and among Luxco 2 and Agent (the “Trademark Security Agreement”, and together with the agreements described in (i)-(iv) above, the “Luxco Agreements”), (v) Payoff Letter, dated as of December 22, 2020, by and among Ascena, AnnTaylor Retail, Inc. and Agent (the “Payoff Letter”), (vi) the Restructuring Support Agreement, dated as of July 23, 2020, by and between the Company Parties (as defined therein) and Consenting Stakeholders (as defined therein) (as amended as of November 26, 2020 and as further amended, supplemented, restated or otherwise modified from time to time, the “RSA”), pursuant to which the Consenting Stakeholders (as defined therein) and the Company Parties (as defined therein) consented to and supported the Sale Transaction (as defined therein), which Sale Transaction contemplates a sale of all or substantially all of the Company Parties’ assets including the Luxcos and their assets, (vii) the Sale Order (as defined in the RSA), which Sale Order was duly issued by the United States Bankruptcy Court for the Eastern District of Virginia on December 8, 2020, (viii) the Letter Agreement Appointing of Incremental Collateral Agent dated as of July 23, 2020 by the Consenting Stakeholders appointing Alter Domus (US) LLC as the Agent under the Luxco Agreements (the “Agency Agreement”) and (ix) the Fee Letter, dated as of July 23, 2020, between Ascena and the Agent (the “Conditional Assignment Fee Letter”). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Conditional Assignment Agreement.

1.            Consenting Stakeholders appointed Alter Domus (US) LLC as Agent under the Agency Agreement and directed the Agent to enter into the Luxco Agreements with the Luxcos;

2.            Consenting Stakeholders and Company Parties entered into the RSA, which supported and consented to the Sale Transaction and the Asset Purchase Agreement (as defined in the RSA), pursuant to which all or substantially all of the Company Parties’ assets and the Luxcos and their assets are to be sold;

3.            The Luxcos and Agent each hereby represents and warrants that as of the Effective Time (as defined in the Payoff Letter):

a.            Neither the Luxcos nor the Agent have been notified of the occurrence of any Springing Event under the Luxco Agreements;

b.            No financing statement or other document to perfect a security interest in any of the collateral in the Luxco Agreements has been filed by either the Agent or any of the Luxcos and neither the Agent nor the Luxcos are aware of any such filing by any other party.

4.            The Luxcos and Agent, on behalf of itself and the Consenting Stakeholders, agree that, notwithstanding anything to the contrary in the Conditional Assignment Agreement, any Luxco Agreement or the Agency Agreement and pursuant to and/or in accordance with the RSA, Sale Order and the Asset Purchase Agreement, that upon the consummation of each of (x) the Sale Transaction and (y) the Effective Time, that:

a.            each of the Luxco Agreements and the Conditional Assignment Fee Letter (including any liens granted thereunder, in each case) shall be deemed terminated and have no further force or effect and any obligations thereunder shall be deemed discharged accordingly;

b.            the Agent shall be released as the Agent under the Agency Agreement and such Agency Agreement shall be deemed terminated by the Consenting Stakeholders and the Company Parties party thereto.

5.	The Luxcos hereby voluntarily discharge, waive, acquit, surrender and expressly release the Agent and its officers, directors, employees, agents, affiliates, representatives, attorneys, and their respective successors and assigns (collectively, the "Released Parties") from (a) all obligations to any Luxco (and their respective successors and assigns) under the Luxco Agreements, and (b) any and all claims, causes of action, damages, liabilities or obligations of every nature and description in any way or manner arising out of the any Released Party’s performance and obligations under the Luxco Agreements; whether known or unknown, anticipated or unanticipated, fixed or contingent, at law or in equity, that any Luxco at any time may have, or that its successors and assigns may have against the Released Parties Notwithstanding anything to the contrary in the foregoing sentence, (i) such release provided herein shall only apply to claims, causes of action, damages, liabilities or obligations arising out of or connected with, or relating to an and all acts, omissions or events occurring prior to the date hereof, (ii) such release shall not apply to any claim to the extent such claim arises solely from (x) the gross negligence, bad faith or willful misconduct of any Released Party or (y) any acts or omissions of any Released Parties with respect to the duties and obligations set forth in this letter agreement and (iii) such release shall not apply to any disputes solely between Released Parties that do not involve any acts or omissions of any Luxco.

6.            Each of the Parties irrevocably acknowledges and agrees that any power of attorney granted to the Agent in relation to the Luxco Agreements is hereby revoked.

7.            The Luxco 2 undertakes to record the termination forthwith in the Partner’s Register (as defined in the Pledge Agreement) by using the following wording:

"The pledge agreement dated 23 July 2020, referred to above have been irrevocably and unconditionally terminated in accordance with the terms of a termination letter, dated 22 December 2020, entered into between, among others, AnnTaylor Loft GP Lux S.à r.l. as Luxco 1, Alter Domus (US) LLC, as Agent and AnnTaylor Loft Borrower Lux SCS as Luxco 2."

The Parties hereby instruct and appoint any employee of the domiciliation agent of the Luxco 2, each acting individually, to register, with effect as from the date hereof, the above entry.

8.            Article V (other than Section 5.5) of the Conditional Assignment Agreement is hereby incorporated by reference into this Termination Letter, mutatis mutandis, except for the termination of the Pledge Agreement for which Article 13 of the Pledge Agreement is hereby incorporated by reference into this Termination Letter, mutatis mutandis.

9.            The parties hereby agree that notwithstanding anything herein to the contrary, Section 2.1 (Expenses; Indemnity; Damage Waiver) of the Agency Agreement shall survive the termination of the Agency Agreement in Paragraph 4(b) above.

10.          At any time and from time to time, upon the written request and at the expense of the Company Parties, the undersigned will promptly execute and deliver any and all further instruments and documents and take such further action as the Company Parties may reasonably request to effectuate, evidence or reflect of public record, the termination referred to in this letter agreement.

[Remainder of Page Intentionally Left Blank]

Sincerely,

AnnTaylor Loft GP Lux S.à r.l.

By:	/s/ Marc Crawford
	Name:	Marc Crawford
	Title:	authorised signatory

AnnTaylor Loft Borrower Lux SCS, acting through and represented by its managing general partner (associé gérant commandité) ANNTAYLOR LOFT GP LUX S.À R.L.

By:	/s/ Marc Crawford
	Name:	Marc Crawford
	Title:	authorised signatory

Acknowledged and Agreed:

ALTER DOMUS (US) LLC, as Agent

By:	/s/ Matthew Trybula
	Name:	Matthew Trybula
	Title:	Associate Counsel

Acknowledged and Agreed as of the date first written above:

ASCENA Retail group, inc.

By:	/s/ Gary Holland
	Name:	Gary Holland
	Title:	Vice President, Chief Counsel and Assistant Secretary

Anntaylor Retail, inc.

By:	/s/ Gary Holland
	Name:	Gary Holland
	Title:	Vice President, Chief Counsel and Assistant Secretary